Exhibit 99.1

Horizon Pharma plc Reports Third-Quarter Net Sales Growth of 20 Percent

Driven by Orphan and Rheumatology Net Sales Growth of 25 Percent;

Increases Full-Year 2018 Adjusted EBITDA Guidance

— Quarterly Net Sales Increased 20 Percent to $325.3 Million, a Record for the Company;

Third-Quarter 2018 GAAP Net Income of $26.0 Million; Adjusted EBITDA of $149.9 Million —

— Quarterly Orphan and Rheumatology Segment Net Sales Increased 25 Percent to $219.9 Million;

Represented 68 Percent of Total Company Net Sales —

— Third-Quarter 2018 KRYSTEXXA® Net Sales Growth of 64 Percent; Continue to Expect Full-Year 2018

Net Sales Growth of More Than 65 Percent —

— Adapting KRYSTEXXA MIRROR Clinical Trial to Support Potential for Registration;

Decision Follows Encouraging External Case Series Showing Markedly Improved Patient Response by

Adding Methotrexate to KRYSTEXXA Treatment —

— Strong Cash Position of $807.0 Million; Net Debt to Last Twelve Months Adjusted EBITDA

Leverage Ratio of 2.9 Times —

— Confirming Full-Year 2018 Net Sales Guidance Range of $1.170 Billion to $1.200 Billion;

Increasing Full-Year Adjusted EBITDA Guidance Range to $420 Million to $430 Million —

DUBLIN, IRELAND – Nov. 7, 2018 – Horizon Pharma plc (NASDAQ: HZNP) today announced its third-quarter 2018 financial results, confirmed its full-year 2018 net sales guidance range and increased its adjusted EBITDA guidance range.

“We generated record quarterly net sales for the Company and for our orphan and rheumatology segment, driven by accelerating KRYSTEXXA growth and continued strong performance from our rare disease medicines,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc.

“Our clinical programs continue to advance, with the recent presentation of new teprotumumab Phase 2 data that underscore the durable efficacy observed in thyroid eye disease,” continued Walbert. “We are also working to maximize the role of KRYSTEXXA to help more patients, including adapting our MIRROR immunomodulation clinical trial based on promising recent data to support the potential for registration. These advancements, in addition to potential asset acquisition opportunities, support our strategy to build a robust pipeline enabling sustainable long-term growth.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 18	Q3 17	% Change	YTD 18	YTD 17	% Change
Net sales	$325.3	$271.6	20	$852.0	$782.0	9
Net income (loss)	26.0	(64.0)	NM	(164.1)	(364.1)	55
Non-GAAP net income	112.6	43.1	161	197.9	146.4	35
Adjusted EBITDA	149.9	108.1	39	300.3	287.0	5
Earnings (loss) per share - diluted	$0.15	$(0.39)	NM	$(0.99)	$(2.24)	56
Non-GAAP earnings per share - diluted	0.65	0.26	150	1.16	0.89	30

Third-Quarter and Recent Company Highlights

•

New Phase 2 Teprotumumab Data Presented at American Thyroid Association and American Academy of Ophthalmology: At Week 24, 71.4 percent (30 of 42) of patients responded with reductions in proptosis (eye bulging) of 2mm or more and 61.9 percent of patients (26 of 42) responded with improvement of at least one grade in diplopia (double vision), which is considered a clinically meaningful change. At Week 72, 48 weeks following the study completion and nearly a year off therapy, 53.3 percent of the Week 24 proptosis responders maintained the reductions and 69.2 percent of patients with diplopia improvement maintained the benefit. These results demonstrate that teprotumumab has the potential to be a disease-modifying therapy.

Teprotumumab is a fully human monoclonal antibody IGF-1R inhibitor in Phase 3 development for the treatment of thyroid eye disease (TED), in which the muscles and fatty tissue behind the eye become inflamed, which can lead to proptosis and diplopia as well as quality-of-life issues.

•

New KRYSTEXXA Immunomodulation Data Presented at American College of Rheumatology/Association of Rheumatology Health Professionals (ACR): At the 2018 ACR meeting in October, investigators shared results from a case series of nine sequential patients with uncontrolled gout (chronic gout that is refractory to conventional therapies), evaluating the administration of KRYSTEXXA with the immunomodulator methotrexate to improve the durability of KRYSTEXXA response. The study states that of the nine patients followed out to five months, all nine were responders as defined by >80 percent of serum uric acid levels being maintained at goal <6.0 mg/dL during the observation period.

In its clinical trial MIRROR (Methotrexate to Increase Response Rates in Patients with Uncontrolled GOut Receiving KRYSTEXXA), the Company is evaluating the administration of KRYSTEXXA with methotrexate to potentially improve the durability of response rate. Following the external case series data, the Company is adapting its MIRROR trial to support the potential for registration. Methotrexate has been shown to reduce anti-drug antibodies when combined with biologics and is the immunomodulator most commonly used by rheumatologists.

•

Uncontrolled Gout and KRYSTEXXA Data Presented at ACR and American Society of Nephrology (ASN): The Company participated in both the ACR and ASN medical meetings, all in October. At ACR, multiple studies were shared demonstrating the extensive burden of uncontrolled gout and its impact on patients. At ASN, multiple studies were shared demonstrating that people who have undergone a kidney transplant experience higher rates of uncontrolled gout compared to other renal disease patients and mortality rates were higher in kidney transplant recipients diagnosed with gout.

•

Intellectual Property Update: The Company settled litigation with Par Pharmaceutical (part of Endo International), the first generic filer on RAVICTI®. Par’s license to enter the market with a generic version of RAVICTI would begin on July 1, 2025.

Research and Development Programs

Orphan Candidates and Programs:

•

Teprotumumab: The pivotal Phase 3 confirmatory study, OPTIC, is evaluating teprotumumab for the treatment of moderate-to-severe active TED, which has no FDA-approved treatments. OPTIC completed enrollment on Sept. 4, 2018, and topline results are expected in the second quarter of 2019. OPTIC-X, a 48-week open-label extension study in which participants may receive up to eight additional infusions of teprotumumab, continues to enroll patients. The objective of OPTIC-X is to evaluate the potential for retreatment and longer treatment with teprotumumab.

Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA Immunomodulation Studies: The evaluation of the use of immunomodulation therapies to enhance the response rate to KRYSTEXXA is being studied in MIRROR, as well as two investigator-initiated trials. The three trials are evaluating different immunomodulators, each of which are used by rheumatologists.

•

MIRROR: a Horizon Pharma-sponsored multicenter, efficacy and safety study for KRYSTEXXA co-administered with methotrexate to evaluate the impact of methotrexate on response rate. Enrollment began in the fourth quarter of 2018. The Company is currently adapting the MIRROR clinical trial design to support the potential for registration and expects to begin enrolling patients into the adapted protocol in the second quarter of 2019.

•	Two additional investigator-initiated trials co-administer KRYSTEXXA with mycophenolate mofetil (MMF) and with azathioprine.

•

Next-generation Biologic Programs for Uncontrolled Gout: The Company is pursuing two development programs for next-generation biologics for uncontrolled gout, HZN-003 and PASylated uricase technology, to support and sustain the Company’s market leadership in uncontrolled gout. The programs are exploring the use of optimized uricase technology as well as optimized PEGylation and PASylation technology.

Third-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Third-quarter 2018 net sales were $325.3 million, an increase of 20 percent, driven by continued strong growth of the Company’s orphan and rheumatology medicines.

•

Gross Profit: Under U.S. GAAP in the third quarter of 2018, the gross profit ratio was 69.6 percent compared to 53.8 percent in the third quarter of 2017. The non-GAAP gross profit ratio in the third quarter of 2018 was 91.2 percent compared to 89.6 percent in the third quarter of 2017.

•

Operating Expenses: R&D expenses were 6.5 percent of net sales and selling, general and administrative (SG&A) expenses were 49.7 percent of net sales. Non-GAAP R&D expenses were 5.9 percent of net sales and non-GAAP SG&A expenses were 39.3 percent of net sales.

•	Income Tax Rate: In the third quarter of 2018, the income tax benefit rate on a GAAP basis was 7.0 percent and the income tax expense rate on a non-GAAP basis was 10.1 percent.

•	Net Income: On a GAAP basis in the third quarter of 2018, net income was $26.0 million. Third-quarter 2018 non-GAAP net income was $112.6 million.

•	Adjusted EBITDA: Third-quarter 2018 adjusted EBITDA was $149.9 million.

•

Earnings (Loss) per Share: On a GAAP basis in the third quarter of 2018, diluted earnings per share was $0.15; in the third quarter of 2017, diluted loss per share was $0.39. Non-GAAP diluted earnings per share in the third quarter of 2018 and 2017 were $0.65 and $0.26, respectively. Weighted average shares outstanding used for calculating GAAP diluted earnings per share and non-GAAP diluted earnings per share in the third quarter of 2018 were 167.0 million and 172.5 million, respectively.

Third-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

(in millions except for percentages)	Q3 18	Q3 17	% Change	YTD 18	YTD 17	% Change
RAVICTI®(1)	60.4	50.9	19	166.5	142.1	17
PROCYSBI®	41.4	33.5	23	114.7	104.5	10
ACTIMMUNE®	25.8	29.2	(11)	78.1	84.2	(7)
BUPHENYL®	4.4	3.7	19	15.3	16.2	(5)
QUINSAIRTM(1)	0.1	0.1	0	0.3	3.3	(90)
Orphan	$132.1	$117.4	12	$374.9	$350.3	7
KRYSTEXXA®	70.2	42.8	64	175.6	112.7	56
RAYOS®	17.2	14.6	18	41.3	36.5	13
LODOTRA®	0.4	0.7	(52)	2.0	3.4	(41)
Rheumatology	$87.8	$58.1	51	$218.9	$152.6	43

Orphan and Rheumatology Net Sales	$219.9	$175.5	25	$593.8	$502.9	18

Orphan and Rheumatology Segment Operating Income	$91.5	$65.6	40	$205.3	$179.9	14

(1)

On June 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owned the marketing rights to PROCYSBI and QUINSAIR in Europe, the Middle East and Africa (EMEA) to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the United States, Canada, Latin America and Asia. Year-to-date 2017 net sales of PROCYSBI and QUINSAIR in EMEA were $9.5 million.

•

Third-quarter 2018 net sales of the orphan and rheumatology segment were $219.9 million, an increase of 25.3 percent over the prior year’s quarter, driven by continued strong KRYSTEXXA growth as well as growth of RAVICTI and PROCYSBI. Third-quarter 2018 orphan and rheumatology segment operating income was $91.5 million, an increase of 39.5 percent.

Primary Care Segment

(in millions except for percentages)	Q3 18	Q3 17	% Change	YTD 18	YTD 17	% Change
PENNSAID® 2%	51.5	48.3	7	125.9	141.1	(11)
DUEXIS®	34.2	31.6	8	80.6	92.9	(13)
VIMOVO®	18.6	15.1	24	48.9	41.1	19
MIGERGOT®	1.1	1.1	(4)	2.8	4.0	(31)

Primary Care Net Sales	$105.4	$96.1	10	$258.2	$279.1	(8)

Primary Care Segment Operating Income	$58.0	$42.2	37	$94.3	$107.3	(12)

•	Third-quarter 2018 net sales of the primary care segment were $105.4 million and operating income was $58.0 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the third quarter of 2018, operating cash flow was $84.9 million. Non-GAAP operating cash flow was $95.6 million.

•	The Company had cash and cash equivalents of $807.0 million as of Sept. 30, 2018.

•

As of Sept. 30, 2018, the total principal amount of debt outstanding was $1.993 billion, which consists of $818 million in senior secured term loans due 2024; $300 million senior notes due 2024; $475 million senior notes due 2023 and $400 million exchangeable senior notes due 2022. As of Sept. 30, 2018, net debt was $1.186 billion.

Full-Year 2018 Guidance

The Company confirmed its full-year 2018 net sales guidance of $1.170 billion to $1.200 billion and continues to project full-year 2018 net sales growth for KRYSTEXXA of more than 65 percent. The Company increased its full-year 2018 adjusted EBITDA guidance range to $420 million to $430 million, from $400 million to $420 million.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon Pharma plc

Horizon Pharma plc is focused on researching, developing and commercializing innovative medicines that address unmet treatment needs for rare and rheumatic diseases. By fostering a growing pipeline of medicines in development and exploring all potential uses for currently marketed medicines, we strive to make a powerful difference for patients, their caregivers and physicians. For us, it’s personal: by living up to our own potential, we are helping others live up to theirs. For more information, please visit www.horizonpharma.com, follow us @HZNPplc on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, gain from sale of assets, an upfront fee for a license of a patent, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, long-lived asset impairment charges, impacts of contingent royalty liability remeasurements and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2018 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2018 net sales and adjusted EBITDA guidance, expected growth in net sales of certain medicines, estimated peak annual net sales of certain medicine and medicine candidates; expected financial performance in future periods; expected timing of clinical trials and regulatory submissions and decisions, including the Phase 3 clinical trial of teprotumumab; expected expansion of investment in Horizon Pharma’s rare disease medicine pipeline and marketing of KRYSTEXXA and the impact thereof; potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon Pharma’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks related to acquisition integration and achieving projected benefits; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$325,311	$271,646	$852,027	$782,012
Cost of goods sold	99,011	125,517	315,185	394,783

Gross profit	226,300	146,129	536,842	387,229

OPERATING EXPENSES:
Research and development	21,169	17,928	63,079	194,090
Selling, general and administrative	161,585	153,952	517,858	487,670
Impairment of long-lived assets	1,603	—	39,455	22,270
Gain on sale of assets	(12,303)	—	(12,303)	—

Total operating expenses	172,054	171,880	608,089	704,030

Operating income (loss)	54,246	(25,751)	(71,247)	(316,801)

OTHER EXPENSE, NET:
Interest expense, net	(30,437)	(31,706)	(91,921)	(95,297)
Foreign exchange gain (loss)	35	275	(81)	167
Gain on divestiture	—	112	—	5,968
Loss on debt extinguishment	—	—	—	(533)
Other income, net	453	280	978	280

Total other expense, net	(29,949)	(31,039)	(91,024)	(89,415)

Income (loss) before (benefit) expense for income taxes	24,297	(56,790)	(162,271)	(406,216)
(Benefit) expense for income taxes	(1,733)	7,181	1,863	(42,138)

Net income (loss)	$26,030	$(63,971)	$(164,134)	$(364,078)

Earnings (loss) per ordinary share - basic	$0.16	$(0.39)	$(0.99)	$(2.24)

Weighted average ordinary shares outstanding - basic	167,047,104	163,447,208	166,018,603	162,810,551

Earnings (loss) per ordinary share - diluted	$0.15	$(0.39)	$(0.99)	$(2.24)

Weighted average ordinary shares outstanding - diluted	172,485,757	163,447,208	166,018,603	162,810,551

Horizon Pharma plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$807,047	$751,368
Restricted cash	6,399	6,529
Accounts receivable, net	391,117	405,214
Inventories, net	53,130	61,655
Prepaid expenses and other current assets	81,492	43,402

Total current assets	1,339,185	1,268,168

Property and equipment, net	16,592	20,405
Developed technology, net	2,204,633	2,443,949
Other intangible assets, net	4,835	5,441
Goodwill	426,441	426,441
Deferred tax assets, net	231	3,470
Other assets	27,469	36,081

Total assets	$4,019,386	$4,203,955

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES:
Long-term debt—current portion	$—	$10,625
Accounts payable	64,794	34,681
Accrued expenses	194,855	175,697
Accrued trade discounts and rebates	359,660	501,753
Accrued royalties—current portion	65,501	65,328
Deferred revenues—current portion	6,759	6,885

Total current liabilities	691,569	794,969

LONG-TERM LIABILITIES:
Exchangeable notes, net	327,573	314,384
Long-term debt, net of current	1,563,239	1,576,646
Accrued royalties, net of current	295,122	291,185
Deferred revenues, net of current	—	9,713
Deferred tax liabilities, net	156,848	157,945
Other long-term liabilities	68,174	68,015

Total long-term liabilities	2,410,956	2,417,888

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 167,907,117 and 164,785,083 shares issued at September 30, 2018 and December 31, 2017, respectively, and 167,522,751 and 164,400,717 shares outstanding at September 30, 2018 and December 31, 2017, respectively	17	16
Treasury stock, 384,366 ordinary shares at September 30, 2018 and December 31, 2017	(4,585)	(4,585)
Additional paid-in capital	2,337,565	2,248,979
Accumulated other comprehensive loss	(1,261)	(983)
Accumulated deficit	(1,414,875)	(1,252,329)

Total shareholders’ equity	916,861	991,098

Total liabilities and shareholders’ equity	$4,019,386	$4,203,955

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$26,030	$(63,971)	$(164,134)	$(364,078)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	69,249	70,142	206,696	213,155
Equity-settled share-based compensation	28,428	33,431	86,981	91,391
Royalty accretion	14,896	12,720	44,371	38,415
Royalty liability remeasurement	—	—	(2,151)	(2,944)
Impairment of long-lived assets	1,603	—	39,455	22,270
Amortization of debt discount and deferred financing costs	5,694	5,234	16,879	15,863
Deferred income taxes	3,398	16,497	1,645	(62,989)
Gain on sale of assets	(12,303)	—	(12,303)	—
Gain on divestiture	—	—	—	(2,635)
Acquired in-process research & development expense	—	160	—	148,769
Loss on debt extinguishment	—	—	—	533
Foreign exchange and other adjustments	(219)	(2,134)	243	(1,521)
Changes in operating assets and liabilities:
Accounts receivable	12,318	(4,345)	14,060	(101,612)
Inventories	(3,647)	15,746	7,902	83,482
Prepaid expenses and other current assets	(13,788)	(6,869)	(35,526)	(4,435)
Accounts payable	33,711	(48,237)	30,119	(18,414)
Accrued trade discounts and rebates	(90,026)	22,511	(142,164)	139,461
Accrued expenses and accrued royalties	7,800	43,393	(6,299)	(42,842)
Deferred revenues	1,130	3,386	1,462	3,770
Other non-current assets and liabilities	586	(29,315)	(1,401)	(14,559)

Net cash provided by operating activities	84,860	68,349	85,835	141,080

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment related to license agreement	—	—	(12,000)	—
Proceeds from sale of assets	9,424	—	9,424	—
Proceeds from divestiture, net of cash divested	—	—	—	69,072
Payments for acquisitions, net of cash acquired	—	(968)	—	(168,818)
Purchases of property and equipment	(120)	(1,400)	(881)	(4,028)

Net cash provided by (used in) investing activities	9,304	(2,368)	(3,457)	(103,774)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loans	—	—	(27,723)	(774,875)
Net proceeds from term loans	—	—	—	847,768
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	1,778	—	1,789
Proceeds from the issuance of ordinary shares through ESPP programs	(23)	—	4,711	3,856
Proceeds from the issuance of ordinary shares in connection with stock option exercises	6,081	465	9,753	1,762
Payment of employee withholding taxes relating to share-based awards	(3,697)	(438)	(12,882)	(5,640)
Repurchase of ordinary shares	—	—	—	(992)

Net cash provided by (used in) financing activities	2,361	1,805	(26,141)	73,668

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	316	2,169	(688)	4,366

Net increase in cash, cash equivalents and restricted cash	96,841	69,955	55,549	115,340
Cash, cash equivalents and restricted cash, beginning of the period(1)	716,605	561,535	757,897	516,150

Cash, cash equivalents and restricted cash, end of the period(1)	$813,446	$631,490	$813,446	$631,490

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Pharma plc

Segment Net Sales and Operating Income – 2017 Historical Information (Unaudited)

(in millions)

	Q1 17	Q2 17	Q3 17	Q4 17	FY17
Segment Net Sales
Orphan and Rheumatology	$155.2	$172.1	$175.5	$178.0	$680.8
Primary Care	65.6	117.4	96.1	96.2	375.3

Segment Operating Income
Orphan and Rheumatology	$49.7	$64.7	$65.6	$61.2	$241.2
Primary Care	2.6	62.4	42.2	41.9	149.1

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net income (loss)	$26,030	$(63,971)	$(164,134)	$(364,078)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	425	5,561	6,185	168,985
Restructuring and realignment costs	4,582	(290)	14,889	4,903
Litigation settlements	1,500	—	5,750	—
Amortization, accretion and step-up:
Intangible amortization expense	67,725	68,666	202,069	208,118
Accretion of royalty liabilities	14,945	12,720	44,460	38,415
Amortization of debt discount and deferred financing costs	5,694	5,234	16,880	15,863
Inventory step-up expense	83	21,170	17,212	95,659
Impairment of long-lived assets	1,603	—	39,455	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	28,428	31,698	86,981	87,935
Depreciation	1,523	1,476	4,627	5,037
Gain on sale of assets	(12,303)	—	(12,303)	—
Gain on divestiture	—	(112)	—	(5,968)
Charges relating to discontinuation of Friedreich’s ataxia program	254	(1,116)	1,476	(4,219)
Drug substance harmonization costs	301	5,654	1,579	10,698
Upfront and milestone payments related to license agreements	(100)	—	(10)	—
Fees related to term loan refinancings	40	16	82	4,114
Loss on debt extinguishment	—	—	—	533
Royalties for medicines acquired through business combinations	(13,831)	(12,031)	(39,611)	(34,970)

Total of pre-tax non-GAAP adjustments	100,869	138,646	387,570	614,429
Income tax effect of pre-tax non-GAAP adjustments	(14,332)	(31,548)	10,336	(103,923)
Other non-GAAP income tax adjustments	—	—	(35,893)	—

Total of non-GAAP adjustments	86,537	107,098	362,013	510,506

Non-GAAP Net Income	$112,567	$43,127	$197,879	$146,428

Non-GAAP Earnings Per Share:

Weighted average ordinary shares - Basic	167,047,104	163,447,208	166,018,603	162,810,551

Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.16	$(0.39)	$(0.99)	$(2.24)
Non-GAAP adjustments	0.51	0.65	2.18	3.14

Non-GAAP earnings per share - Basic	$0.67	$0.26	$1.19	$0.90

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	167,047,104	163,447,208	166,018,603	162,810,551
Ordinary share equivalents	5,438,653	2,346,684	4,621,407	2,510,909

Weighted average shares - Diluted	172,485,757	165,793,892	170,640,010	165,321,460

Non-GAAP Earnings Per Share - Diluted
GAAP earnings (loss) per share - Diluted	$0.15	$(0.39)	$(0.99)	$(2.24)
Non-GAAP adjustments	0.50	0.65	2.18	3.14
Diluted earnings per share effect of ordinary share equivalents	—	—	(0.03)	(0.01)

Non-GAAP earnings per share - Diluted	$0.65	$0.26	$1.16	$0.89

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net income (loss)	$26,030	$(63,971)	$(164,134)	$(364,078)
Depreciation	1,523	1,476	4,627	5,037
Amortization, accretion and step-up:
Intangible amortization expense	67,725	68,666	202,069	208,118
Accretion of royalty liabilities	14,945	12,720	44,460	38,415
Amortization of deferred revenue	—	(225)	—	(636)
Inventory step-up expense	83	21,170	17,212	95,659
Interest expense, net (including amortization of debt discount and deferred financing costs)	30,437	31,706	91,921	95,297
(Benefit) expense for income taxes	(1,733)	7,181	1,863	(42,138)

EBITDA	$139,010	$78,723	$198,018	$35,674

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	425	5,561	6,185	168,985
Restructuring and realignment costs	4,582	(290)	14,889	4,903
Litigation settlements	1,500	—	5,750	—
Impairment of long-lived assets	1,603	—	39,455	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	28,428	31,698	86,981	87,935
Charges relating to discontinuation of Friedreich’s ataxia program	254	(1,116)	1,476	(4,219)
Drug substance harmonization costs	301	5,654	1,579	10,698
Upfront and milestone payments related to license agreements	(100)	—	(10)	—
Fees related to term loan refinancings	40	16	82	4,114
Loss on debt extinguishment	—	—	—	533
Gain on sale of assets	(12,303)	—	(12,303)	—
Gain on divestiture	—	(112)	—	(5,968)
Royalties for medicines acquired through business combinations	(13,831)	(12,031)	(39,611)	(34,970)

Total of other non-GAAP adjustments	10,899	29,380	102,322	251,337

Adjusted EBITDA	$149,909	$108,103	$300,340	$287,011

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP operating income (loss)	$54,246	$(25,751)	$(71,247)	$(316,801)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	425	5,561	6,185	168,985
Restructuring and realignment costs	4,582	(290)	14,889	4,903
Litigation settlements	1,500	—	5,750	—
Amortization, accretion and step-up:
Intangible amortization expense	67,725	68,666	202,069	208,118
Accretion of royalty liabilities	14,945	12,720	44,460	38,415
Inventory step-up expense	83	21,170	17,212	95,659
Impairment of long-lived assets	1,603	—	39,455	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	28,428	31,698	86,981	87,935
Depreciation	1,523	1,476	4,627	5,037
Charges relating to discontinuation of Friedreich’s ataxia program	254	(1,116)	1,476	(4,219)
Drug substance harmonization costs	301	5,654	1,579	10,698
Gain on sale of assets	(12,303)	—	(12,303)	—
Upfront and milestone payments related to license agreements	—	—	90	—
Fees related to term loan refinancings	40	16	82	4,114
Royalties for medicines acquired through business combinations	(13,831)	(12,031)	(39,611)	(34,970)

Total of non-GAAP adjustments	95,275	133,524	370,790	604,001

Non-GAAP operating income	$149,521	$107,773	$299,543	$287,200

Orphan and Rheumatology segment operating income	91,537	65,561	205,249	179,947
Primary care segment operating income	57,984	42,212	94,294	107,253

Total segment operating income	$149,521	$107,773	$299,543	$287,200
Amortization of deferred revenue	—	(225)	—	(636)
Foreign exchange gain (loss)	35	275	(81)	167
Other income, net	353	280	878	280

Adjusted EBITDA	$149,909	$108,103	$300,340	$287,011

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP Gross Profit:

GAAP gross profit	$226,300	$146,129	$536,842	$387,229
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	96	52	128
Share-based compensation	874	695	2,767	1,696
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Intangible amortization expense	67,521	68,464	201,463	207,511
Accretion of royalty liabilities	14,945	12,653	44,460	38,348
Inventory step-up expense	83	21,170	17,212	95,659
Depreciation	176	182	529	548
Charges relating to discontinuation of Friedreich’s ataxia program	254	389	1,389	(2,714)
Drug substance harmonization costs	301	5,654	1,579	10,698
Royalties for medicines acquired through business combinations	(13,831)	(12,031)	(39,611)	(34,970)

Total of Non-GAAP adjustments	70,323	97,272	227,689	313,960

Non-GAAP gross profit	$296,623	$243,401	$764,531	$701,189

GAAP gross profit %	69.6%	53.8%	63.0%	49.5%
Non-GAAP gross profit %	91.2%	89.6%	89.7%	89.7%

GAAP cash provided by operating activities	$84,860	$68,349	$85,835	$141,080
Cash payments for acquisition/divestiture-related costs	2,195	11,109	7,750	44,121
Cash payments for restructuring and realignment costs	4,460	2,493	9,137	4,157
Cash payments for litigation settlements	4,250	—	5,750	32,500
Cash payments for upfront and milestone payments related to license agreement	(100)	—	175	—
Cash payments drug substance harmonization costs	(16)	38	5,943	5,044
Cash payments for discontinuation of Friedreich’s ataxia program	(108)	1,169	3,399	4,170
Cash payment for debt extinguishment	—	—	—	145
Cash payments relating to term loan refinancings	26	307	57	8,014

Non-GAAP operating cash flow	$95,567	$83,465	$118,046	$239,231

Horizon Pharma plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	September 30, 2018	December 31, 2017
Long-term debt-current portion	$—	$10,625
Long-term debt, net of current	1,563,239	1,576,646
Exchangeable notes, net	327,573	314,384

Total Debt	1,890,812	1,901,655
Debt discount	92,473	108,054
Deferred financing fees	9,741	11,041

Total Principal Amount Debt	1,993,026	2,020,750
Less: cash and cash equivalents	807,047	751,368

Net Debt	$1,185,979	$1,269,382

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q3 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$24.3	$(1.7)	(7.0)%	$26.0	$0.15
Non-GAAP adjustments	100.9	14.3		86.5

Non-GAAP	$125.2	$12.6	10.1%	$112.5	$0.65

	Q3 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(56.8)	$7.2	(12.6)%	$(64.0)	$(0.39)
Non-GAAP adjustments	138.6	31.5		107.1

Non-GAAP	$81.8	$38.7	47.3%	$43.1	$0.26

	YTD 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(162.3)	$1.9	(1.1)%	$(164.1)	$(0.99)
Non-GAAP adjustments	387.6	25.6		362.0

Non-GAAP	$225.3	$27.5	12.2%	$197.9	$1.16

	YTD 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(406.2)	$(42.1)	10.4%	$(364.1)	$(2.24)
Non-GAAP adjustments	614.4	103.9		510.5

Non-GAAP	$208.2	$61.8	29.7%	$146.4	$0.89

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Gain on Sale of Assets	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(99,011)	$(21,169)	$(161,585)	$(1,603)	$12,303	$(30,437)	$453	$1,733

Non-GAAP Adjustments (in thousands):

Acquisition/divestiture-related costs(1)	—	—	425	—	—	—	—	—
Restructuring and realignment costs(2)	—	—	4,582	—	—	—	—	—
Litigation settlements(3)	—	—	1,500	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	67,521	—	204	—	—	—	—	—
Accretion of royalty liabilities(5)	14,945	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	—	5,694	—	—
Inventory step-up expense(7)	83	—	—	—	—	—	—	—
Impairment of long-lived assets(8)	—	—	—	1,603	—	—	—	—
Share-based compensation(10)	874	2,049	25,505	—	—	—	—	—
Depreciation(11)	176	—	1,347	—	—	—	—	—
Gain on sale of assets(12)	—	—	—	—	(12,303)	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	254	—	—	—	—	—	—	—
Drug substance harmonization costs(15)	301	—	—	—	—	—	—	—
Upfront and milestone payments related to license agreements(16)	—	—	—	—	—	—	(100)	—
Fees related to term loan refinancings(17)	—	—	40	—	—	—	—	—
Royalties for medicines acquired through business combinations(19)	(13,831)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(20)	—	—	—	—	—	—	—	(14,332)

Total of non-GAAP adjustments	70,323	2,049	33,603	1,603	(12,303)	5,694	(100)	(14,332)

Non-GAAP	$(28,688)	$(19,120)	$(127,982)	$—	$—	$(24,743)	$353	$(12,599)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Gain on Divestiture	Income Tax Benefit (Expense)
GAAP as reported	$(125,517)	$(17,928)	$(153,952)	$(31,706)	$112	$(7,181)

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	96	168	5,297	—	—	—
Restructuring and realignment costs(2)	—	—	(290)	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	68,464	—	202	—	—	—
Accretion of royalty liabilities(5)	12,653	—	67	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	5,234	—	—
Inventory step-up expense(7)	21,170	—	—	—	—	—
Share-based compensation(10)	695	2,251	28,752	—	—	—
Depreciation(11)	182	—	1,294	—	—	—
Gain on divestiture(13)	—	—	—	—	(112)	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	389	(1,505)	—	—	—	—
Drug substance harmonization costs(15)	5,654	—	—	—	—	—
Fees related to term loan refinancings(17)	—	—	16	—	—	—
Royalties for medicines acquired through business combinations(19)	(12,031)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(20)	—	—	—	—	—	(31,548)

Total of non-GAAP adjustments	97,272	914	35,338	5,234	(112)	(31,548)

Non-GAAP	$(28,245)	$(17,014)	$(118,614)	$(26,472)	$—	$(38,729)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended Sept. 30, 2018

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Gain on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$(315,185)	$(63,079)	$(517,858)	$(39,455)	$12,303	$(91,921)	$978	$(1,863)

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	52	(67)	6,200	—	—	—	—	—
Restructuring and realignment costs(2)	—	1,733	13,156	—	—	—	—	—
Litigation settlements(3)	—	—	5,750	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	201,463	—	606	—	—	—	—	—
Accretion of royalty liabilities(5)	44,460	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	—	16,880	—	—
Inventory step-up expense(7)	17,212	—	—	—	—	—	—	—
Impairment of long-lived assets(8)	—	—	—	39,455	—	—	—	—
Remeasurement of royalties for medicines acquired through business combinations(9)	(2,151)	—	—	—	—	—	—	—
Share-based compensation(10)	2,767	6,697	77,517	—	—	—	—	—
Depreciation(11)	529	—	4,098	—	—	—	—	—
Gain on sale of assets(12)	—	—	—	—	(12,303)	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	1,389	87	—	—	—	—	—	—
Drug substance harmonization costs(15)	1,579	—	—	—	—	—	—	—
Upfront and milestone payments related to license agreements(16)	—	90	—	—	—	—	(100)	—
Fees related to term loan refinancings(17)	—	—	82	—	—	—	—	—
Royalties for medicines acquired through business combinations(19)	(39,611)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(20)	—	—	—	—	—	—	—	10,336
Other non-GAAP income tax adjustments(21)	—	—	—	—	—	—	—	(35,893)

Total of non-GAAP adjustments	227,689	8,540	107,409	39,455	(12,303)	16,880	(100)	(25,557)

Non-GAAP	$(87,496)	$(54,539)	$(410,449)	$—	$—	$(75,041)	$878	$(27,420)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Interest Expense	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(394,783)	$(194,090)	$(487,670)	$(22,270)	$(95,297)	$5,968	$(533)	$42,138

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	128	148,425	20,432	—	—	—	—	—
Restructuring and realignment costs(2)	—	—	4,903	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	207,511	—	607	—	—	—	—	—
Accretion of royalty liabilities(5)	38,348	—	67	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	15,863	—	—	—
Inventory step-up expense(7)	95,659	—	—	—	—	—	—	—
Impairment of long lived assets(8)	—	—	—	22,270	—	—	—	—
Remeasurement of royalties for medicines acquired through business combinations(9)	(2,944)	—	—	—	—	—	—	—
Share-based compensation(10)	1,696	6,613	79,626	—	—	—	—	—
Depreciation(11)	548	—	4,489	—	—	—	—	—
Gain on divestiture(13)	—	—	—	—	—	(5,968)	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	(2,714)	(1,505)	—	—	—	—	—	—
Drug substance harmonization costs(15)	10,698	—	—	—	—	—	—	—
Fees related to term loan refinancings(17)	—	—	4,114	—	—	—	—	—
Loss on debt extinguishment(18)	—	—	—	—	—	—	533	—
Royalties for medicines acquired through business combinations(19)	(34,970)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(20)	—	—	—	—	—	—	—	(103,923)

Total of non-GAAP adjustments	313,960	153,533	114,238	22,270	15,863	(5,968)	533	(103,923)

Non-GAAP	$(80,823)	$(40,557)	$(373,432)	$—	$(79,434)	$—	$—	$(61,785)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(1)	Represents expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions and divestitures.

(2)	Represents expenses, including severance costs and consulting fees, related to the restructuring and realignment activities.

(3)

The Company recorded $1.5 million of expense during the three months ended Sept. 30, 2018, and $5.8 million of expense during the nine months ended Sept. 30, 2018, for litigation settlements related to PENNSAID 2% and RAVICTI.

(4)

Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(5)	Represents accretion expense associated with ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO contingent royalty liabilities.

(6)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(7)	During the nine months ended Sept. 30, 2018, the Company recognized in cost of goods sold $17.2 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

During the nine months ended Sept. 30, 2017, the Company recognized in cost of goods sold $54.9 million for inventory step-up expense related to KRYSTEXXA and MIGERGOT inventory sold and $40.8 million for inventory step-up expense related to PROCYSBI and QUINSAIR inventory sold.

(8)

Impairments of long-lived assets during the nine months ended Sept. 30, 2018, primarily relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America due to lower than anticipated future net sales.

Impairment of long-lived assets during the nine months ended Sept. 30, 2017 of $22.3 million relates to an impairment recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b. This was presented in the “charges relating to the discontinuation of the Friedreich’s ataxia program” line item in the reconciliation of GAAP to non-GAAP measures during the year ended December 31, 2017.

(9)

At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly outperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. The Company recorded net decreases of $2.2 million and $2.9 million to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to PROCYSBI during the first quarter of 2018 and to KRYSTEXXA and VIMOVO during the first quarter of 2017, respectively.

(10)

Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit and performance stock unit grants to its employees and non-employees, its previous cash-settled long-term incentive plan and its employee stock purchase plan.

(11)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(12)

During the three months ended Sept. 30, 2018, the Company sold its rights to interferon gamma-1b in all territories outside the United States, Canada and Japan to Clinigen Group plc for cash proceeds of $9.5 million, with a potential additional contingent consideration payment. In connection with this sale, the Company recorded a gain of $12.3 million during the three and nine months ended Sept. 30, 2018.

(13)

On June 23, 2017, the Company completed the divestiture of a European subsidiary that owns the marketing rights to PROCYSBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. In connection with this divestiture, the Company recorded a gain of $6.0 million during the nine months ended Sept. 30, 2017.

(14)

During the nine months ended Sept. 30, 2018, the Company recorded charges related to the discontinuation of the Friedreich’s ataxia program of $1.5 million. During the nine months ended Sept. 30, 2017, the Company recorded a $4.2 million reduction to previously incurred charges relating to the discontinuation of the Friedreich’s ataxia program.

(15)

During the year ended December 31, 2016, the Company committed to spend $14.9 million related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance. During the three and nine months ended Sept. 30, 2018, the Company incurred costs of $0.3 million and $1.6 million, respectively, related to these activities that qualify for exclusion from the Company’s non-GAAP financial measures under its non-GAAP cost policy.

(16)	Represents upfront and milestone payments related to license agreements.

(17)	Represents arrangement and other fees relating to the refinancing of the Company’s term loans.

(18)

During the nine months ended Sept. 30, 2017, the Company recorded a loss on debt extinguishment of $0.5 million which comprised a write-off of $0.4 million in debt discount and deferred financing costs and an early redemption payment of $0.1 million.

(19)

Royalties of $13.8 million and $39.6 million were incurred during the three and nine months ended Sept. 30, 2018, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO.

(20)

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-taxnon-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(21)

Other non-GAAP income tax adjustments during the nine months ended Sept. 30, 2018 reflect a measurement period adjustment relating to Notice 2018-28 that was issued by the U.S. Treasury Department and the U.S. Internal Revenue Service in April 2018 (“the notice”). In accordance with the measurement period provisions under SAB 118 and the guidance in the notice the Company reinstated the deferred tax asset related to its U.S. interest expense carry forwards under Section 163(j) based on the new U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $35.9 million increase to the Company’s benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.